EXHIBIT 5.1

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Thacher Proffitt LETTERHEAD                         Thacher Proffitt & Wood LLP
                                                    Two World Financial Center
                                                    New York, NY 10281
                                                    212.912.7400

                                                    Fax: 212.912.7751
                                                    www.tpwlaw.com



                                                       December 21, 2004


American Home Mortgage Acceptance Corp.                     Wilmington Trust Company
538 Broadhollow Road                                        Rodney Square North
Melville, New York 11747                                    1100 North Market Street
                                                            Wilmington, Delaware 19890-0001

American Home Mortgage Securities LLC                       Bear, Stearns & Co. Inc.
538 Broadhollow Road                                        383 Madison Avenue
Melville, New York 11747                                    New York, New York 10179

American Home Mortgage Servicing, Inc.                      The Bank of New York
7142 Columbia Gateway Drive                                 101 Barclay Street, 8W
Columbia, Maryland 21046                                    New York, New York 10286

Deutsche Bank National Trust Company                        Lehman Brothers Inc.
1761 East St. Andrew Place                                  745 Seventh Avenue
Santa Ana, California 92705-4934                            New York, New York 10019

Citigroup Global Markets Inc.                               MBIA Insurance Corporation
390 Greenwich Street 6th Floor                              113 King Street
New York, New York 10013                                    Armonk, New York 10504

GMAC Mortgage Corporation                                   UBS Securities LLC
100 Witmer Rd.                                              1285 Avenue of the Americas
Horsham, PA 19044                                           New York, New York 10019


                  Opinion: Underwriting Agreement
                  American Home Mortgage Investment Trust 2004-4,
                  MORTGAGE-BACKED NOTES, SERIES 2004-4

Ladies and Gentlemen:

         We have acted as counsel to American Home Mortgage Acceptance Inc. (the "Seller"), American Home Mortgage Securities LLC (the "Depositor"), American Home Mortgage Investment Trust 2004-4 (the "Issuer"), American Home Mortgage Investment Corp. ("AHMIC"), and American Home Mortgage Servicing, Inc. as RMBS master servicer (in that capacity, the "RMBS Master Servicer") and HELOC subservicer (in that capacity, the "HELOC Subservicer") in connection with (i) the Mortgage Loan Purchase Agreement, dated as of December 21, 2004 (the "Seller Sale Agreement"), between the Seller and the Depositor, (ii) the Amended and Restated Trust Agreement, dated as of December 21, 2004 (the "Trust Agreement" or the "Depositor Sale Agreement"), among the Depositor, Wilmington Trust

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American Home Mortgage Investment Trust 2004-4
December 21, 2004                                                         Page 2

Company as owner trustee of the Issuer (the "Owner Trustee") and The Bank of New York and the trust certificates (the "Trust Certificates") issued pursuant thereto, (iii) the RMBS Servicing Agreement, dated as of December 21, 2004 (the "RMBS Servicing Agreement"), among the RMBS Master Servicer, the Issuer, the Seller and The Bank of New York (the "Indenture Trustee"), (iv) the HELOC Servicing Agreement, dated as of December 21, 2004 (the "HELOC Servicing Agreement"), among GMAC Mortgage Corporation (the "HELOC Master Servicer"), the Issuer, the Seller and the Indenture Trustee, (v) the HELOC Subservicing Agreement, dated as of December 21, 2004 (the "HELOC Subservicing Agreement", and collectively with the RMBS Servicing Agreement and the HELOC Servicing Agreement, the "Servicing Agreements"), between the HELOC Subservicer and the HELOC Master Servicer, (vi) the Custodial Agreement, dated as of December 21, 2004 (the "Custodial Agreement"), among the Indenture Trustee, the Depositor, the RMBS Master Servicer, the HELOC Master Servicer and Deutsche Bank National Trust Company (the "Custodian"), (vii) the Indenture, dated as of December 21, 2004 (the "Indenture"), between the Issuer and the Indenture Trustee and the Mortgage-Backed Notes, Series 2004-4 (the "Notes") issued pursuant thereto,
(viii) the Underwriting Agreement, dated as of December 17, 2004 (the "Bear, Stearns Underwriting Agreement"), among the Depositor, AHMIC, Bear, Stearns & Co. Inc. ("Bear, Stearns"), Lehman Brothers, Inc. ("Lehman"), Citigroup Global Markets Inc. ("Citigroup") and UBS Securities LLC ("UBS", and collectively with Bear, Stearns, Lehman, Citigroup and UBS, the "Underwriters"), (ix) the Underwriting Agreement, dated as of December 17, 2004) the "Lehman Underwriting Agreement", and together with the Bear, Stearns Underwriting Agreement, the "Underwriting Agreements"), among the Depositor, AHMIC and Lehman, (x) the Bill of Sale, dated December 21, 2004 (the "AHM SPV Bill of Sale"), between the Depositor and AHM SPV III, LLC ("AHM SPV"), (xi) the Purchase Agreement between AHMIC and the Depositor dated December 21, 2004 (the "Purchase Agreement"),
(xii) the Prospectus Supplement, dated December 17, 2004 (the "Prospectus Supplement"), and the Prospectus to which it relates, dated December 17, 2004 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus"), (xiii) the Insurance Agreement, dated as of December 21, 2004 (the "Insurance Agreement"), among MBIA Insurance Corporation as insurer, the Seller, the Depositor, AHMIC, the Issuer, the Owner Trustee, the RMBS Master Servicer and the Indenture Trustee and (xiv) the Indemnification Agreement, dated as of December 21, 2004 (the "Indemnification Agreement"), among the Seller, the Depositor, the Issuer, AHMIC and Lehman. The Seller Sale Agreement, the Depositor Sale Agreement, the Servicing Agreements, the Custodial Agreement, the Indenture, the Underwriting Agreements, the AHM SPV Bill of Sale, the Purchase Agreement, the Insurance Agreement and the Indemnification Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all

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American Home Mortgage Investment Trust 2004-4
December 21, 2004                                                         Page 3

parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys after such consultation with such other attorneys in this firm as they deemed appropriate and, with respect to the opinions in paragraphs 5 (ii) and (iii) and 6 below, on the Certificate of AHMIC, a

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American Home Mortgage Investment Trust 2004-4
December 21, 2004                                                         Page 4

copy of which is annexed as Exhibit A and the accuracy of which with your permission we are relying on without independent investigation in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and, the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Depositor has been legally formed under the laws of the State of Delaware and based on a certificate of good standing issued by that State, is validly existing as a limited liability company in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

         2. Each of the Agreements to which the Depositor is a party has been duly authorized, executed and delivered by such party. The issuance, offer, sale and delivery of the Notes have been duly authorized by the Depositor.

         3. Each of the Agreements to which the Depositor, the Seller, the Issuer, AHMIC, the RMBS Master Servicer or the HELOC Subservicer is a party (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary entity power and authority therefor, the authorization, execution and delivery thereof by the parties thereto (other than any party as to which we opine to that effect herein) and the enforceability thereof (as limited by bankruptcy and other insolvency laws) against the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Depositor, the Seller, the Issuer, AHMIC, the RMBS Master Servicer or the HELOC Subservicer as the case may be.

         4. The Notes, assuming the necessary entity power and authority therefore, the authorization, execution, authentication and delivery thereof and the payment therefor in accordance with the applicable Agreements, are valid and legally binding obligations under the laws of the State of New York, enforceable thereunder in accordance with their terms against the Issuer, and are entitled to the benefits of the Indenture.

         5. With respect to each of the Depositor, the Seller, the Issuer, AHMIC, the RMBS Master Servicer and the HELOC Subservicer, the performance of all its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) as to the Depositor, AHMIC and Seller only, any breach or violation of its certificate of formation or limited liability company agreement, or certificate of incorporation or bylaws, as the case may be, (ii) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which

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American Home Mortgage Investment Trust 2004-4
December 21, 2004                                                         Page 5

it is a party or by which it is bound or (iii) to our knowledge, any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body.

         6. With respect to each of the Depositor, the Seller, the Issuer, AHMIC, the RMBS Master Servicer and the HELOC Subservicer, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under, any of the Agreements to which it is a party.

         7. With respect to each of the Depositor, the Seller, the Issuer, AHMIC, the RMBS Master Servicer and the HELOC Subservicer, the performance of its obligations under each of the Agreements to which it is a party or by which it is bound and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

         8. With respect to each of the Seller, the Depositor, the Issuer, the RMBS Master Servicer and the HELOC Subservicer, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements.

         9. The Registration Statement has become effective under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

         10. The Registration Statement as of the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information, and other marketing materials including without limitation those generally described as term sheets and computational materials, as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

         11. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than any marketing materials generally described as term sheets and computational materials, as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

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American Home Mortgage Investment Trust 2004-4
December 21, 2004                                                         Page 6

         12. The statements made in the Base Prospectus under the heading "Description of the Securities", and the statements made in the Prospectus Supplement under the headings "Description of the Notes" and "The Indenture", insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions. The statements made in the Base Prospectus under the headings "Legal Aspects of Mortgage Loans" and "ERISA Considerations", to the extent that those statements constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         13. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. Neither the Issuer nor the Trust Fund created by the Indenture is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         14. The Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class M-1 and Class VI-M-1 Notes will be "mortgage related securities" as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as each such class is rated in one of the two highest rating categories by at least one "nationally recognized statistical rating organization" as that term is used in that Section.

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American Home Mortgage Investment Trust 2004-4
December 21, 2004                                                         Page 7

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                                 Very truly yours,


                                                 Thacher Proffitt & Wood LLP

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                                                                       EXHIBIT A
                                   Certificate
                                       of
                     American Home Mortgage Investment Corp.


         This Certificate is being delivered to Thacher Proffitt & Wood ("TPW") for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the "Opinion Letter"). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter are being relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

         1. With respect to each of the Depositor, the Seller, the Issuer, AHMIC, the RMBS Master Servicer and the HELOC Subservicer, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (ii) any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body applicable to it.

         2. With respect to each of the Depositor, the Seller, the Issuer, AHMIC, the RMBS Master Servicer and the HELOC Subservicer, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

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         The undersigned has executed this Certificate as of the date of the
Opinion Letter.

                                     AMERICAN HOME MORTGAGE INVESTMENT CORP.


                                     By: /s/ Alan Horn
                                        ------------------------------------
                                     Name:   Alan Horn
                                     Title:  Executive Vice President